                                                                    EXHIBIT 23.2


                        INDEPENDENT ACCOUNTANTS' CONSENT

         We consent to inclusion in this Registration Statement on Form S-1 of Bank Mutual Corporation of our report dated January 21, 2000 (except for Note 17, as to which the date is February 22, 2000), relating to the consolidated statement of financial condition of First Northern Capital Corp. and Subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, and to the references to our firm under the heading "Experts" in the prospectus.



                                     WIPFLI ULLRICH BERTELSON LLP
                                     Certified Public Accountants



Green Bay, Wisconsin
August 28, 2000